As filed with the Securities and Exchange Commission on October 13, 2000


                           SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                            1934 (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /


Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


              Merrill Lynch Short Term U.S. Government Fund, Inc.

                P.O. Box 9011 Princeton, New Jersey 08543-9011
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               (Name of Registrants as Specified In Its Charter)
                                 SAME AS ABOVE
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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   /X / No fee required.
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:
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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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   (4)  Proposed maximum aggregate value of transaction:
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   / / Fee paid previously with preliminary materials:

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  Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
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

                MERRILL LYNCH INTERMEDIATE GOVERNMENT BOND FUND
              MERRILL LYNCH SHORT TERM U.S. GOVERNMENT FUND, INC.



Dear Shareholder:

         You are being asked to consider a transaction involving the funds listed above. The transaction is a Reorganization of similar funds in which Merrill Lynch Short Term U.S. Government Fund, Inc. ("Short Term U.S. Government") will acquire Merrill Lynch Intermediate Government Bond Fund ("Intermediate Government Bond"). The following chart outlines the Reorganization structure.

--------------------------------------------- --------------------------------
        Surviving Fund                                  Acquired Fund
--------------------------------------------- --------------------------------

  Merrill Lynch Short Term U.S. Government    Merrill Lynch Intermediate
                Fund, Inc.                       Government Bond Fund
--------------------------------------------- ---------------------------------


         On November 21, 2000, Intermediate Government Bond will hold a Special Meeting of Shareholders for the purpose of considering the Reorganization. A combined proxy statement and prospectus which provides information about the proposed Reorganization and about each Fund is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

         You are being asked to approve the Agreement and Plan of Reorganization pursuant to which Short Term U.S. Government will acquire substantially all of the assets and assume substantially all of the liabilities of Intermediate Government Bond, and the separate existence of Intermediate Government Bond will thereafter cease. Each share of beneficial interest of Intermediate Government Bond will be converted into the right to receive an equivalent dollar amount of the same class of shares (i.e., Class A, Class B, Class C or Class D) of common stock of Short Term U.S. Government, as described in the combined proxy statement and prospectus.

         The Board of Trustees of Intermediate Government Bond has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

         The investment objective of Short Term U.S. Government is similar, though not identical, to that of Intermediate Government Bond. Short Term U.S. Government seeks current income and low net asset value fluctuation by investing primarily in U.S. government securities.

         Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the internet, you may take advantage of these voting options. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares.

                                                  Sincerely,


                                                  /s/ Phillip S. Gillespie
                                                  Phillip S. Gillespie
                                                  Secretary of
                                                  Merrill Lynch Intermediate
                                                  Government Bond Fund



Enclosure

Q.    Why am I receiving this proxy?

A. As a shareholder of Intermediate Government Bond you are being asked to consider a transaction in which Short Term U.S. Government will acquire substantially all of the assets and assume substantially all of the liabilities of Intermediate Government Bond. This transaction is referred to in this question and answer sheet as the Reorganization. The Reorganization requires the approval of Intermediate Government Bond's shareholders.

Q. Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A. Short Term U.S. Government will be the Surviving Fund. Intermediate Government Bond will be the Acquired Fund.

Q.    Will the Reorganization change my privileges as a shareholder?

A. Your rights as a shareholder will not change in any substantial way as a result of the Reorganization. In addition, the shareholder services available to you after the Reorganization will be substantially the same as the shareholder services currently available to you.

Q.    How will the Reorganization benefit shareholders?

A.    Shareholders should consider the following:

      |X| After the Reorganization, Intermediate Government Bond's shareholders will be invested in a fund with an increased level of net assets with substantially similar investment objectives and policies

            After the Reorganization, shareholders in the Surviving Fund are expected to experience:

            |_|   greater efficiency and flexibility in portfolio management

            |_| a lower aggregate operating expense ratio (the ratio of operating expenses to total fund assets) than prior to the Reorganization

Q.    Will the Reorganization affect the value of my investment?

A.    The value of your investment will not change.

Q.    As an owner of shares of beneficial interest of Intermediate
      Government Bond, will I own the same number of shares of Short Term U.S. Government after the Reorganization as I currently own?

A. No. You will receive shares of common stock of Short Term U.S. Government with the same aggregate net asset value as the shares of beneficial interest of Intermediate Government Bond you own on the business day prior to the closing date of the Reorganization (the "Effective Date"). The number of shares you receive will depend on the relative net asset values of the shares of the two Funds on that date. For example, let us assume that you own 10 Class A shares of beneficial interest of Intermediate Government Bond. If the net asset value of that Fund's Class A shares of beneficial interest on the Effective Date is $6 per share, and the net asset value of the Class A shares of common stock of Short Term U.S. Government on the Effective Date is $12 per share, you will receive 5 Class A shares of common stock of Short Term U.S. Government in the Reorganization. The aggregate net asset value of your investment will not change. (10 Intermediate Government Bond Class A shares x $6 = $60; 5 Short Term U.S. Government shares x $12 = $60).

Q.    What are the tax consequences for shareholders?

A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for shareholders of Intermediate Government Bond. Intermediate Government Bond and Short Term U.S. Government have requested a private letter ruling from the Internal Revenue Service on the tax-free treatment of the Reorganization. Of course, shareholders will continue to be taxed on any dividends and distributions made to them by the Combined Fund after the Reorganization.

Q.    Who will manage the Surviving Fund after the Reorganization?

A.    Merrill Lynch Investment Managers, L.P. serves as the manager for
      Short Term U.S. Government and for Intermediate Government Bond and will be the manager of the Surviving Fund after the Reorganization. The portfolio of Short Term U.S. Government is managed by Gregory Mark Maunz and Theodore J. Magnani. After the Reorganization, the portfolio of the Surviving Fund will be managed by Mr. Maunz and Mr. Magnani. Mr. Maunz has managed the portfolio of Short Term U.S. Government since 1991 and Mr. Magnani since 2000. The portfolio of Intermediate Government Bond is managed by Ralph A. DeCesare.

Q.    What will the name of the Surviving Fund be after the Reorganization?

A. If the Reorganization is approved by Intermediate Government Bond shareholders, the Surviving Fund's name will be Merrill Lynch Short Term U.S. Government Fund, Inc.


Q.    Will there be a Shareholders' Meeting?

A. Yes, a Shareholders' Meeting for Intermediate Government Bond will be held on November 21, 2000, at 800 Scudders Mill Road, Plainsboro, New Jersey at _________.


Q.    Why is my vote important

A. For a quorum to be present at the Special Meeting, one-third of the outstanding shares of Intermediate Government Bond must be represented either in person or by proxy. Approval of the Reorganization requires the affirmative vote of shareholders representing two-thirds of the outstanding shares of Intermediate Government Bond entitled to vote, with all shares voting as a single class. The Board of Trustees of Intermediate Government Bond urges every shareholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.    How can I vote?

A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. You may also vote in person at the Shareholders' Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.    Has Intermediate Government Bond retained a proxy solicitation firm?

A.    Yes, Intermediate Government Bond has hired Shareholder
      Communications Corporation to assist in the solicitation of proxies for the Meeting. While Intermediate Government Bond expects most proxies to be returned by mail, Intermediate Government Bond may also solicit proxies by telephone, fax, telegraph or personal interview.

Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage shareholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at the Shareholders' Meeting for the necessary quorum or the necessary quorum is present but there are not sufficient votes to approve the proposal by the time of the Shareholders' Meeting on November 21, 2000, such Shareholders' Meeting may be adjourned to permit further solicitation of proxy votes.

Q.    What is the Board's recommendation?

A. The Board of Trustees of Intermediate Government Bond believes the Reorganization is in the best interests of the Fund and its shareholders. It encourages shareholders to vote FOR the Reorganization.